Exhibit 99.1

Transocean Inc. Post Office Box 2765 Houston TX 77252 2765

Analyst Contact:	John Briscoe 713-232-7551	News Release FOR RELEASE: May 2, 2007
Media Contact:	Guy A. Cantwell 713-232-7647
TRANSOCEAN INC. REPORTS
FIRST QUARTER 2007 FINANCIAL RESULTS
     HOUSTON—Transocean Inc. (NYSE: RIG) today reported net income for the three months ended March 31, 2007 of $553 million, or $1.84 per diluted share, on record quarterly revenues of $1,328 million. The results compare to net income of $206 million, or $0.61 per diluted share, on revenues of $817 million, for the three months ended March 31, 2006. Net income for the three months ended March 31, 2007 included an after-tax gain of $20 million, or $0.07 per diluted share, resulting primarily from the sale of the tender rig Charley Graves. The results for the corresponding three months in 2006 included after-tax gains totaling $43 million, or $0.12 per diluted share, resulting from the sale of two rigs.
     Robert L. Long, Chief Executive Officer of Transocean Inc., stated, “Demand for deepwater drilling rigs continues to be strong and we continue to benefit from the significant backlog we have built and the ongoing rollover of contracts to higher and higher dayrates. The exceptional results realized in the first quarter can be attributed in large part to great execution by our people in achieving significantly improved revenue efficiency fleet wide while continuing to improve our safety performance as we strive for incident-free operations.”
     Operations Quarterly Review
     Revenues for the three months ended March 31, 2007 increased 12% to $1,328 million compared to revenues of $1,186 million during the three months ended December 31, 2006. This increase in revenues was primarily due to an improvement in average daily revenue, which rose 15% to $198,000 from $171,700 during the three months ended December 31, 2006, and increases in rig revenue efficiency. This improvement was consistent across the company’s fleet as several rigs commenced new contracts with dayrates that reflect the strong business environment prevalent since mid-2004. In addition, first quarter 2007 revenues were enhanced by increased activity as the semisubmersible rig C.K. Rhein, Jr. commenced operations following the completion of its reactivation project.
     For the three months ended March 31, 2007, operating income before general and administrative expenses totaled $683 million, a 3% decline from $701 million reported for the fourth quarter of 2006. This decline was due to gains of only $23 million on rig sales recognized in the first quarter of 2007 compared to gains on rig sales of $183 million recognized in the fourth quarter of 2006. Field operating income(1) (defined as revenues less operating and maintenance expenses) improved 23% to $760 million compared to $616 million over the prior three-month period. The improvement in first quarter 2007 field operating income was due chiefly to the strong revenue growth and also benefited from stable operating and maintenance expenses, which totaled $568 million during the first quarter of 2007 compared to $570 million during the previous quarter in 2006.

     Effective Tax Rate
     The company’s Annual Effective Tax Rate(2) for the three months ended March 31, 2007 was 13.7%, excluding the previously mentioned impact on income before income tax related to the gain from the rig sale as well as excluding from income tax expense on various discrete items. The Effective Tax Rate(3) of 13.3% for the first quarter of 2007 reflects the impact of the previously mentioned rig sale and a $2 million favorable impact resulting from changes in estimates and the resolution of prior years’ tax disputes in various jurisdictions. The company currently expects the effective tax rate for the remainder of 2007 to be approximately 14%, excluding the previously mentioned effects on income before tax related to the gain from the rig sale and excluding various discrete tax items.
     Share Buyback
     During the three months ended March 31, 2007, the company repurchased and retired $400 million of its ordinary shares, which amounted to approximately 5.2 million ordinary shares at an average purchase price of $77.39 per share. As of April 30, 2007, the company had repurchased and retired a total of $3.4 billion of its ordinary shares under the program, which amounted to approximately 47 million ordinary shares at an average purchase price of $72.48 per share. The company has authority remaining to repurchase $600 million of its ordinary shares under the program.
     Conference Call Information
     Transocean will conduct a teleconference call at 10:00 a.m. Eastern Time on May 2, 2007. To participate, dial 913-312-1297 and refer to confirmation code 6204914 approximately five to 10 minutes prior to the scheduled start time of the call.
     In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the company’s website at www.deepwater.com and selecting “Investor Relations/News & Events/Webcasts & Presentations.” A file containing four charts to be discussed during the conference call, titled “1Q07 Charts,” has been posted to the company’s website and can also be found by selecting “Investor Relations/News & Events/Webcasts & Presentations.” The conference call may also be accessed via the Internet at www.CompanyBoardroom.com by typing in the company’s New York Stock Exchange trading symbol, “RIG.”
     A telephonic replay of the conference call should be available after 1:00 p.m. Eastern Time on May 2, 2007 and can be accessed by dialing 719-457-0820 and referring to the passcode 6204914. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced Worldwide Web addresses.
     Forward-Looking Disclaimer
     Statements regarding our backlog, market conditions, rig demand, our share repurchase plan, prospects for our business, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with international operations, future financial results, actions by customers and other third parties, factors affecting the supply and demand of drilling rigs, including newbuilds, reactivations and the reallocation of current rigs, factors affecting the duration of contracts including well-in-progress provisions, the actual amount of downtime, factors resulting in reduced applicable dayrates, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
     Transocean Inc. is the world’s largest offshore drilling contractor with a fleet of 82 mobile offshore drilling units. The company’s mobile offshore drilling fleet, consisting of a large number of high-specification deepwater and harsh environment drilling units, is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. The company’s fleet consists of 33 High-

Specification Floaters (semisubmersibles and drillships), 20 Other Floaters, 25 Jackups and other assets utilized in the support of offshore drilling activities worldwide. With a current equity market capitalization in excess of $24 billion, Transocean Inc.’s ordinary shares are traded on the New York Stock Exchange under the symbol “RIG.”

[1]	For a reconciliation of operating income before general and administrative expense to field operating income, see the accompanying schedule entitled “Non-GAAP Financial Measures and Reconciliations — Operating Income Before General and Administrative Expense to Field Operating Income.”

[2]	Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18. See the accompanying schedule entitled “Effective Tax Rate Analysis.”

[3]	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Effective Tax Rate Analysis.”

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TRANSOCEAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended March 31,
	2007	2006
Operating Revenues
Contract drilling revenues	$1,273	$779
Other revenues	55	38

	1,328	817

Costs and Expenses
Operating and maintenance	568	475
Depreciation	100	102
General and administrative	26	20

	694	597

Gain from disposal of assets, net	23	64

Operating Income	657	284

Other Income (Expense), net
Interest income	5	5
Interest expense, net of amounts capitalized	(37)	(24)
Other, net	13	1

	(19)	(18)

Income Before Income Taxes	638	266
Income Tax Expense	85	60

Net Income	$553	$206

Earnings Per Share
Basic	$1.90	$0.63
Diluted	$1.84	$0.61

Weighted Average Shares Outstanding
Basic	290	325

Diluted	302	337

TRANSOCEAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Cash and Cash Equivalents	$502	$467
Accounts Receivable, net of allowance for doubtful accounts of $24 and $26 at March 31, 2007 and December 31, 2006, respectively	1,085	946
Materials and Supplies, net of allowance for obsolescence of $21 and $19 at March 31, 2007 and December 31, 2006, respectively	168	160
Deferred Income Taxes, net	16	16
Other Current Assets	48	67

Total Current Assets	1,819	1,656

Property and Equipment	10,866	10,539
Less Accumulated Depreciation	3,298	3,213

Property and Equipment, net	7,568	7,326

Goodwill	2,195	2,195
Other Assets	301	299

Total Assets	$11,883	$11,476

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts Payable	$354	$477
Accrued Income Taxes	136	98
Debt Due Within One Year	—	95
Other Current Liabilities	469	369

Total Current Liabilities	959	1,039

Long-Term Debt	3,484	3,200
Deferred Income Taxes, net	52	54
Other Long-Term Liabilities	508	343

Total Long-Term Liabilities	4,044	3,597

Commitments and Contingencies

Minority Interest	2	4

Preference Shares, $0.10 par value; 50,000,000 shares authorized, none issued and outstanding	—	—
Ordinary Shares, $0.01 par value; 800,000,000 shares authorized, 288,053,348 and 292,454,457 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	3	3
Additional Paid-in Capital	7,675	8,044
Accumulated Other Comprehensive Loss	(30)	(30)
Accumulated Deficit	(770)	(1,181)

Total Shareholders’ Equity	6,878	6,836

Total Liabilities and Shareholders’ Equity	$11,883	$11,476

TRANSOCEAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended March 31,
	2007	2006
Cash Flows from Operating Activities
Net income	$553	$206
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	100	102
Share-based compensation expense	10	3
Deferred income taxes	(2)	34
Net gain from disposal of assets	(23)	(64)
Deferred income, net	34	9
Deferred expenses, net	(7)	(8)
Other long-term liabilities	7	7
Other, net	(1)	1
Changes in operating assets and liabilities Accounts receivable	(139)	(71)
Accounts payable and other current liabilities	83	44
Income taxes receivable/payable, net	43	6
Other current assets	(4)	(1)

Net Cash Provided by Operating Activities	654	268

Cash Flows from Investing Activities
Capital expenditures	(465)	(178)
Proceeds from disposal of assets, net	39	82
Joint ventures and other investments, net	(3)	—

Net Cash Used in Investing Activities	(429)	(96)

Cash Flows from Financing Activities
Borrowings under the Revolving Credit Facility, net	190	—
Net proceeds from issuance of ordinary shares under share-based compensation plans	15	45
Repurchase of ordinary shares	(400)	(200)
Other, net	5	—

Net Cash Used in Financing Activities	(190)	(155)

Net Increase in Cash and Cash Equivalents	35	17

Cash and Cash Equivalents at Beginning of Period	467	445

Cash and Cash Equivalents at End of Period	$502	$462

Transocean Inc. and Subsidiaries
Fleet Operating Statistics

	Operating Revenues (in millions) (1)
	Three months ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Transocean Drilling Segment:
Contract Drilling Revenues
High-Specification Floaters:
Ultra-Deepwater Floaters	$340	$304	$225
Other Deepwater Floaters	260	264	172
Other High-Specification Floaters	85	66	51
Total High-Specification Floaters	685	634	448
Other Floaters	379	296	166
Jackups	194	199	143
Other Rigs	15	18	21
Subtotal	1,273	1,147	778
Other Revenues
Client Reimbursable Revenues	38	32	25
Integrated Services and Other	17	7	14
Subtotal	55	39	39
Total Company	$1,328	$1,186	$817

	Average Dayrates (1)
	Three months ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Transocean Drilling Segment:
High-Specification Floaters:
Ultra-Deepwater Floaters	$301,400	$275,300	$209,000
Other Deepwater Floaters	$235,800	$230,400	$154,000
Other High-Specification Floaters	$238,800	$187,400	$158,800
Total High-Specification Floaters	$264,800	$243,600	$178,200
Other Floaters	$223,700	$178,400	$110,000
Jackups	$104,600	$97,000	$70,300
Other Rigs	$50,300	$48,200	$47,300
Total Drilling Fleet	$198,000	$171,700	$119,600

	Utilization (1)
	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Transocean Drilling Segment:
High-Specification Floaters:
Ultra Deepwater Floaters	97%	92%	92%
Other Deepwater Floaters	77%	78%	83%
Other High-Specification Floaters	99%	97%	89%
Total High-Specification Floaters	87%	86%	87%
Other Floaters	94%	90%	73%
Jackups	83%	89%	91%
Other Rigs	100%	99%	58%
Total Drilling Fleet	88%	89%	82%

(1)	Average daily revenue is defined as contract drilling revenue earned per revenue earning day in the period. A revenue earning day is defined as a day for which a rig earns dayrate after commencement of operations. Utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period for all drilling rigs in our fleet.

Transocean Inc. and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Operating Income Before General and Administrative Expense to
Field Operating Income
(In millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Transocean Drilling Segment
Operating revenue	$1,328	$1,186	$817
Operating and maintenance expense	568	570	475
Depreciation	100	98	102
(Gain) loss from disposal of assets, net	(23)	(183)	(64)

Operating income before general and administrative expense	683	701	304
Add back (subtract): Depreciation	100	98	102
(Gain) loss from disposal of assets, net	(23)	(183)	(64)

Field operating income	760	$616	$$342

Transocean Inc. and Subsidiaries
Effective Tax Rate Analysis
(In millions)

	Three Months Ended			Twelve Months Ended
	March 31,	Dec. 31	March 31,	Dec. 31
	2007	2006	2006	2006
Income (Loss) before Income Taxes and Minority Interest	$638	$693	$266	$1,607
Add back (subtract):
Gain on sale of assets	(23)	(191)	(65)	(410)
Income from TODCO tax sharing agreement	—	(51)	—	(51)

Adjusted Income before Income Taxes	$615	$451	$201	$1,146

Income Tax Expense	$85	$72	$60	$222
Add back (subtract):
Gain on sale of assets	(3)	1	(22)	(24)
Changes in estimates (1)	2	17	(3)	14

Adjusted Income Tax Expense (2)	$84	$90	$35	$212

Effective Tax Rate (3)	13.3%	10.4%	22.7%	13.8%

Annual Effective Tax Rate (4)	13.7%	20.0%	17.6%	18.5%

(1)	Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in deferred taxes, valuation allowances on deferred taxes and other tax liabilities.

(2)	The three months ended December 31, 2006 include $7 million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate.

(3)	Effective Tax Rate is income tax expense divided by income before income taxes.

(4)	Annual Effective Tax Rate is income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18.